Jess Hay to Retire From Viad Corp's Board of Directors in 2013

PHOENIX, Dec. 13, 2012 /PRNewswire/ -- Viad Corp (NYSE: VVI) today announced the decision of Jess Hay, lead independent director, to retire from the Viad Board of Directors. Mr. Hay, who has served as a director of Viad since 1981 and as lead independent director since 2005, will not stand for re-election at the Company's 2013 Annual Meeting of Shareholders on May 21, 2013.

Paul B. Dykstra, chairman, president and chief executive officer of Viad, said, "The Viad Board greatly benefits from the leadership, wisdom and integrity of Jess Hay. While his presence and innumerable contributions will be missed, we respect his decision to retire at the end of his term in May 2013 and wish him well."

Mr. Hay's retirement will bring to a close more than 30 years of remarkable service to the Company. During his distinguished tenure, Mr. Hay has provided leadership and insight that were instrumental to the Company's successful implementation of many growth and change initiatives, as well as the achievement of on-going financial strength. Mr. Hay said, "It has been my privilege to serve the Company and its shareholders and to work alongside my fellow Board members, past and present, whom I deeply respect. I am confident that under the leadership of the Viad Board and management team, great opportunities are ahead for our businesses."

The Board, with the assistance of a nationally-recognized executive search firm, has initiated a search for a new director who will stand for election at the 2013 Annual Meeting. Upon Mr. Hay's retirement, with the addition of the new director, the Board will be comprised of 9 highly-qualified and experienced directors, 8 of whom are independent. The independent members of the Board appointed Richard H. Dozer as lead independent director effective May 21, 2013. Mr. Dozer, a director since 2008, will serve a two-year term as lead independent director.

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, comprised of Global Experience Specialists, Inc. and affiliates, and its Travel & Recreation Group, comprised of Brewster, Glacier Park, Inc. and Alaska Denali Travel. For more information, visit the Company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contacts:
Carrie Long
Viad Corp
(602) 207-2681
IR@viad.com

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